EXHIBIT 10.2

                            WOODHEAD INDUSTRIES, INC.
                            -------------------------

                            MANAGEMENT INCENTIVE PLAN
                            -------------------------

                                Fiscal Year 2006
                                ----------------


1.       Purpose

The purpose of the Woodhead Industries, Inc. Management Incentive Plan ("The Plan") is to provide incentive rewards to officers and key employees of the Company and its subsidiaries who are in a position to make a substantial contribution to the profitable growth of the Company.


2.       Definition of Terms

For the purpose of this Plan, the following terms shall have meanings as follows:

         a)       Award means any cash payout made under the Plan.

         b) Base Salary means the base salary at the end of the fiscal year.

         c) Business Region means a business region (North America, Europe or Asia) within the Company for which separate financial statements have been established to measure financial performance.

         d) Business Unit means a business unit for which separate financial statements have been established to measure financial performance.

         e) Company means Woodhead Industries, Inc. and any of its subsidiaries or affiliates whether now or hereafter established.

         f) Corporate Management Committee means a committee that shall be composed of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, and the Vice President, Human Resources, or other officers as designated by the Human Resources Committee for the purpose of administering this Plan.

         g) Controllable Income from Operations means the total of the Business Unit's or Business Region's net sales reduced by total variable and fixed costs, operating expenses, and other income and expenses, as set forth in the Company's internal financial statements for the fiscal year. (For this purpose, excluded from the determination of "Income from Operations" are: Global management expense allocations, miscellaneous income, expense and interest; Corporate G & A and interest allocations; profit sharing; bonus; and income taxes).

         h) Net Income means net income as certified by the Company's independent accountants, Ernst and Young, LLP, and set forth in the Woodhead Industries' public release of the final audited results for the fiscal year.


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         i)       Participant means any employee of the Company designated by the Corporate Management Committee to participate in the Plan and approved by the Human Resources Committee.

         j) Payment Date means the date incentive awards are paid. In no event will such date be later than 30 days following public release of the final audited results for the fiscal year.

         k) Plan means the Management Incentive Plan as described in this document.


3.       Administration

         a) The Plan shall be administered by the Corporate Management Committee under the general direction of the Human Resources Committee of the Board of Directors. The Corporate Management Committee shall have the responsibility to recommend eligibility, incentive opportunity, performance measures, unit weightings, plan amendments, and any other factors necessary for the administration of the Plan subject to the review and approval of the Human Resources Committee and the Board of Directors. Further, any and all incentive Awards determined under this Plan shall be reviewed and approved by the Human Resources Committee.

         b) No member of the Corporate Management Committee, the Human Resources Committee, or the Board of Directors shall be personally liable by reason of any contract or other instrument executed by such member, or on such member's behalf, in such member's capacity as a member of the Corporate Management Committee, the Human Resources Committee, or the Board of Directors nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Corporate Management Committee, the Human Resources Committee, the Board of Directors and each other officer and employee to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission in connection with the Plan unless arising out of such person's own fraud or bad faith.


4.       Eligibility to Participate

         a) Participation in the Plan shall be limited to officers and other key employees of the Company and subsidiaries who have been recommended by the Corporate Management Committee and approved by the Human Resources Committee. Participants are those employees in positions which enable them to make significant contributions to the performance and growth of the Company. Participants are those key employees designated by title on Schedule A, Woodhead Industries, Management Incentive Plan Participants.

         b) If an employee is hired or promoted into a position during the fiscal year which would qualify the employee for participation, then the employee

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                  shall be eligible to receive such portion of an award or no award for the fiscal year as the Human Resources Committee shall determine.

         c) Any participant additions and deletions to Schedule A must be approved by the Human Resources Committee.


5.       Incentive Compensation Opportunity

         a) The Corporate Management Committee shall establish for each participant in the Plan a range of incentive compensation expressed as a percentage of Base Salary and defined by the position to which the participant is assigned, subject to the review and approval of the Human Resources Committee.

         b) The range of incentive opportunity shall have an established threshold, target, operating plan, and maximum award for each level of participation. Incentive opportunity for the Plan participants is shown on Schedule B.

         c) If an employee is promoted to a position that would generally be eligible for a higher incentive Award, then the employee shall be eligible to receive such portion of the higher Award for the fiscal year as the Human Resources Committee shall determine.


6.       Performance Measures and Performance Weights

         a) Performance measures and weights have been established for all participants in the Management Incentive Plan.

         b) Four categories of performance measures have been established for incentive plan purposes. These categories are:

                  1) Corporate Performance - as measured by achievement in Net Income at levels specified in Schedule D.

                  2) Regional Business Performance - as measured by achievement in Regional controllable Income from Operations at levels specified in Schedule D.

                  3) Business Unit Performance - as measured by achievement in Business Unit Controllable Income from Operations at levels specified in Schedule D.

                  4) Individual Performance - as evaluated by the Corporate Management Committee.

         c) The standard performance weights for each category are listed on Schedule C.


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7.       Performance Standards

         a) Performance standards will be adopted by the Corporate Management Committee annually for each of the performance measures, subject to review and approval by the Human Resources Committee of the Board.

         b) The weight assigned to these standards will vary between the Company and each Business Region and Business Unit. These weights will be:


Organizational Unit           Standard                                   Weight
-------------------           --------                                   ------
Corporate              Corporate Net Income                               75%
                       Individual Goals                                   25%

Business Regions       Corporate Net Income                               25%
                       Regional Controllable Income from Operations       50%
                       Individual Goals                                   25%

Business Units         Corporate Net Income                               25%
                       Controllable Income from Operations                50%
                       Individual Goals                                   25%


8.       Calculation of Awards

For purposes of determining incentive awards, the minimum performance threshold for Corporate net income must be achieved before any award may be paid to an employee. Once this criterion is met, awards will be calculated as the weighted average of the Award earned on each measure and will vary with performance versus the levels set forth in Schedule D.

The final determination of Awards is subject to the review and approval of the Human Resources Committee.


9.       Special Awards

The Chief Executive Officer may, at his discretion, approve special incentive awards, not to exceed $25,000 in aggregate, to employees who are not participants in the Plan, but whose outstanding achievement during the year contributed significantly to Company results. Special incentive awards may only be paid under the following conditions:

         a) Nominations must be submitted in writing to the Corporate Management Committee outlining the rationale for management's recommendation.

         b) No special incentive award payment shall exceed 10% of the employee's base salary.

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10.      Extraordinary Events

The Human Resources Committee shall have the authority to make appropriate adjustments in performance appraisals to reduce or eliminate the impact of extraordinary items on such performance. For purposes of the Plan, extraordinary items shall be defined as (1) any profit or loss attributable to acquisitions or dispositions of stock or assets, (2) any changes in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board or adopted by the Company or its subsidiaries after the goal is established, (3) gains, losses or expenses for the year related to restructuring charges for the Company or its subsidiaries, (4) gains, losses or expenses for the year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business, (5) all items of gain, loss or expense for the year related to discontinued operations that do not qualify as a segment of a business as defined in APB Opinion No. 30 (or successor literature), and (6) such other items as may be prescribed by Section 162(m) of the Code and the treasury regulations thereunder as may be in effect from time to time, and any amendments, revisions or successor provisions and any changes thereto.


11.      Termination of Employment

         a) If a participant voluntarily terminates or is terminated prior to the Payment Date under the Plan, then the participant shall not be entitled to receive any incentive Award under this Plan.

         b) In the event a participant shall die, become disabled or retire before the payment date under the Plan, then the Human Resources Committee may authorize payment of an Award to the participant, participant's estate or beneficiary in such amount as said Committee deems appropriate.


12.      Pro Rata Incentive Award

Notwithstanding any other provisions in this Plan (including section 15), in the event of (i) a merger or consolidation of the Company in which the shareholders of the Company immediately prior to such transaction do not own 50% or more of the surviving company or (ii) a sale of all or substantially all of the assets of the Company, during the fiscal year, a pro rata portion of a participant's annual incentive award shall be awarded for the fiscal year in which said merger, consolidation or sale of assets occurs. For purposes of this section, Payment Date shall be deemed to occur upon the date said merger, consolidation or sale of assets occurs and payment of the pro rata incentive award required hereunder shall be paid as promptly as practicable following such date.

The pro rata incentive award shall be based on the Company's performance in the year to date period at the time of the closing for said merger, consolidation or sale of assets. In determining such pro rata award, the calculation of performance shall be the year to date achievement of corporate net income as of the last completed quarter.



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13.      Tax Withholding

The Company shall have the right to withhold from Base Salary or otherwise or to cause the Participant (or the executor or administrator of his or her estate or his or her distributee) to make payment of any federal, state, local, or foreign taxes required to be withheld with respect to the distribution of any Awards.


14.      Miscellaneous Provisions

         a) Binding Upon Successors - The obligations of the Company under the Plan shall be binding upon any successor Company or organization which shall succeed to substantially all of the assets and business of the Company, and the term "Company" whenever used in the Plan, shall mean and include any such Company or organization after such succession.

         b) No Employment Rights - No participant shall have any right to be retained in the employ of the Company or its subsidiaries by virtue of participation in the Plan.

         c) Governing Law - The Plan shall be governed by and construed in accordance with the laws of the State of Illinois.

15.      Amendment and Termination

         a) The Board of Directors may amend the Plan at any time and from time to time, without the consent of participants. Subject to
                  c) below, no such amendment shall divest any participant of amounts which accrued under the Plan prior to the fiscal year in which the amendment is made.

         b) The Board of Directors may terminate the Plan at any time. No termination shall affect any amounts that accrued in fiscal years prior to the date of termination.

         c) Notwithstanding anything in this section or Plan to the contrary, the Board of Directors shall have the final authority to grant, rescind or modify awards otherwise called for by this Plan, when it deems such grant, rescission or modification to be, in light of all relevant circumstances, in the best interest of the shareholders.


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                            Woodhead Industries, Inc.
                            -------------------------

                                   Schedule A
                                   ----------


                                PARTICIPANT LIST
                                ----------------


                                Fiscal Year 2006
                                ----------------


46 Key management positions as approved by the Board of Directors on December 2, 2005, including the CEO and the four other most highly paid executive officer positions.






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                            Woodhead Industries, Inc.
                            -------------------------

                                   Schedule B
                                   ----------



                       INCENTIVE COMPENSATION OPPORTUNITY
                       ----------------------------------



                                Percent of Salary
                                -----------------


                                                  OPERATING         MAXIMUM
                                                    PLAN           ("ALPHA")
 LEVEL     THRESHOLD AWARD    TARGET AWARD          AWARD            AWARD
 -----     ---------------    ------------        ---------        ---------
   6            25.0%            50.0%              75.0%           125.0%
   5            20.0%            40.0%              60.0%           100.0%
   4            15.0%            30.0%              45.0%            75.0%
   3            12.5%            25.0%              37.5%            62.5%
   2            10.0%            20.0%              30.0%            50.0%




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                            Woodhead Industries, Inc.
                            -------------------------

                                   Schedule C
                                   ----------



                          STANDARD PERFORMANCE WEIGHTS
                          ----------------------------



                                Percent of Award
                                ----------------


                                                                         BUSINESS           BUSINESS
            UNIT                                      CORPORATE           REGION              UNIT             INDIVIDUAL
            ----                                      ---------           ------              ----             ----------

Corporate                                                75%                                                      25%

North America (Excludes Software & Electronics)          25%                50%                                   25%

Europe                                                   25%                50%                                   25%
(Excludes Software & Electronics)

Asia                                                     25%                50%                                   25%

Software & Electronics                                   25%                                   50%                25%

Global Marketing (Physical Media)                        25%                25%                25%                25%



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                                             Woodhead Industries, Inc.
                                             -------------------------

                                                    Schedule D
                                                    ----------

                                        PERFORMANCE THRESHOLDS AND MEASURES
                                        -----------------------------------


As approved by the Board of Directors on December 2, 2005.